Exhibit 4

                             HARLEYSVILLE GROUP INC.

                               Amended & Restated

                       EMPLOYEE STOCK PURCHASE  PLAN
                       -----------------------------

          Approved by the Board of Directors February 26, 2003
                 Approved by Shareholders April  23, 2003



I.    PURPOSE
--------------
     The Harleysville Group Inc. Employee Stock Purchase Plan (the "Plan") is established by the Harleysville Group Inc. (the "Company") for the benefit of the eligible employees of the Company, its parent and its subsidiaries. The purpose of the Plan is to provide each eligible employee with an opportunity to acquire or increase a proprietary interest in the Company. The Plan is intended to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). As used herein, the terms "parent" and "subsidiary" shall have the same meaning as in Section 425 of the Code.

II.     DEFINITIONS
--------------------

1. "Company" shall mean Harleysville Group Inc., a Delaware corporation, and any successor in a reorganization or similar transaction.

2. "Base Pay" shall mean the regular compensation paid to a Participant with respect to the Enrollment Period. Base Pay shall not include overtime, bonuses, or other items which are not considered to be regular earnings by the Committee.

3.     "Board"  shall  mean  the  Board  of  Directors  of  the  Company.

4.     "Code"  shall  mean  the  Internal  Revenue  Code  of  1986,  as amended.

5. "Committee" shall mean the Committee of three officers appointed by the Board.

6. "Common Stock" shall mean the common stock of the Company, par value of $1.00 per share, and may be either stock previously authorized but unissued, or stock reacquired by the Company.

7. "Disability" shall mean the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Company on the basis of appropriate medical evidence, and that results in the Participant's cessation of active employment with the Company.

8. "Enrollment Period" shall mean the January 1-14 or July 1-14 immediately preceding a subscription period.

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9.     "Fair  Market Value" shall mean the last existing closing price of Common
       Stock  on  the  Nasdaq  Stock  Market.

10.     "Parent"  shall  mean  Harleysville  Mutual  Insurance  Company.

11. "Participant" shall mean an eligible employee who files an enrollment card.

12.     "Plan"  shall  mean  the  Company's  Employee  Stock  Purchase  Plan.

13. "Retirement" shall mean cessation of a Participant's employment at age 55 or after if an employee is entitled to a benefit under the Company's qualified defined benefit pension plan.

14. "Subscription Period" shall mean the period from January 15 through July 14 or from July 15 through January 14.

15. "Termination of Employment" shall mean a cessation of the Participant's employment with the Company, its parent or any affiliates for any reason other than retirement, death or disability.

III.     PLAN  ADMINISTRATION
-----------------------------

     A.     ADMINISTRATION:  The  Plan  shall  be  administered  by  the
          ---------------
          Committee. Subject to the express provisions of the Plan, the Committee shall have full and exclusive authority:

           (i)     to  interpret  the  Plan;

          (ii) to prescribe, amend and rescind rules and regulations relating to the Plan; and

          (iii) to make all other determinations deemed necessary or advisable in the implementation and administration of the Plan as permitted by federal and state laws and regulations, or by rules and regulations of a national securities exchange or the Nasdaq Stock Market.

          All determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive and binding upon all persons including, without limitation, the Company, its stockholders, Participants, and any persons having any interest under the Plan.

     B.   MAXIMUM  NUMBER  OF  SHARES  AVAILABLE:  Subject  to  adjustment  as
          ----------------------------------
          specified in Section III.D. below, the aggregate number of shares of common stock that may be issued under the Plan is 1,650,000 shares representing 1,000,000 shares previously approved in 1995 and 650,000 shares approved in 2003. Such 650,000 shares shall be newly registered subsequent to the adoption and approval of this Plan. Such shares that are issued may be authorized and unissued shares or  treasury shares.  Except  as  provided herein, any shares subject to an award which for any reason are not issued shall again be available under the Plan.
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     C.   ELIGIBILTY:
         ----------

        (a) All regular full-time employees and regular part-time employees who work at least twenty (20) hours or more a week for the Company, its parent, or its subsidiaries which have been designated by the Board as participating in the Plan
            (including subsidiaries which are so designated after the shareholders have approved the Plan) are eligible to participate in the Plan.

        (b) A person who is otherwise eligible to participate shall not be granted any right to purchase stock under the Plan to the extent (i) it would, if exercised, cause the person to own shares of stock (including shares which would be owned if all outstanding options to purchase stock owned by such person were exercised) which possess five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent or any subsidiary, or (ii) it causes such person to have purchase rights under the Plan and all other stock purchase plans of the Company, its parent or any subsidiary, which meet the requirements of Section 423 of the Code which accrue at a rate which exceeds $25,000 of fair market value of stock of the Company, its parentor any subsidiary (determined at the time the right to purchase stock under this Plan is granted) for each calendar year in which such right is outstanding. For this purpose a right to purchase stock accrues when it first becomes exercisable during the calendar year (but the rate of accrual for any calendar year can in no event exceed $25,000 of the fair market value of the stock subject to the right) and the number of shares of stock under one right may not be carried over to any other right.

        (c) If an employee obtains a hardship withdrawal under the Extra Compensation Plan of the Company or any similar plan maintained by the Company, its parent, or a subsidiary, then said employee may not, for the six (6) month period following the hardship withdrawal, make any contributions for purchase of stock under the Plan. In such case, such employee will be deemed to have withdrawn his or her contribution for the current Subscription Period and will have such contributions returned to him or her The employee is further not entitled to re-subscribe to the Plan until the beginning of the first Subscription Period following the completion of the six (6) month period.

     D.     ADJUSTMENTS:  In  the  event  of  stock  dividends,  stock  splits,
            -----------
            re-capitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for award under this Plan in the aggregate or to any one individual shall be adjusted proportionately. In the event of any other change affecting the Common Stock reserved under the Plan, such adjustment, if any, as may be deemed equitable by the Committee, shall be made to give proper effect to such event.

     E.     REGISTRATION  CONDITIONS:
            ------------------------

            1. Unless  issued  pursuant to a registration statement under the
               Securities Act of 1933, as amended, no shares shall be issued to a Participant under the Plan.

           2. The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may
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               then  be  listed  and until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

IV.     ENROLLMENT  AND  ENROLLMENT  PERIODS
--------------------------------------------

     Enrollment will take place in the Enrollment Periods. Any employee who is eligible to participate and desires to subscribe for the purchase of stock for the following Subscription Period must file a subscription agreement with the Company's Payroll unit during the Enrollment Period. Once enrolled, a Participant Employee will continue to participate in the Plan for each succeeding Subscription Period until he or she terminates his or her participation or ceases to be an Eligible Employee. If a Participant desires to change his or her rate of contribution he or she may do so effective for the next Subscription Period by filing a new subscription agreement during the applicable Enrollment Period.

V.     DURATION  OF  OFFER  AND  SUBSCRIPTION  PERIODS
-------------------------------------------------------

     This plan shall be in effect from July 1, 1995 through and including July 31, 2008. During the duration of the Plan there will be twenty-six (26) Subscri-ption Periods.

VI.     SUBSCRIPTION  PRICE
-----------------------------

     The "Subscription Price" for each share of Common Stock shall be the lesser of eighty-five percent (85%) of the Fair Market Value of such share on the last trading day before the first day of the Subscription Period or eighty-five percent (85%) of the fair market value of such share on the last trading day of the Subscription Period, but in no event less than $1.00 per share, the par value of share of Company Common Stock.

VII.     AMOUNT  OF  CONTRIBUTION  AND  METHOD  OF  PAYMENT
-----------------------------------------------------------

     Except as otherwise provided herein, the Subscription Price will be Payable by the Participant Employee by means of payroll deduction.
The minimum deduction shall be no less than the lesser of one percent (1%) of the Participant's Base Pay or $3.00 bi-weekly and the maximum deduction shall be no more than fifteen percent (15%) of such Base Pay.
Payroll deductions will commence with the first pay issued during the Subscription Period and will continue with each pay throughout the entire Subscription Period except for pay periods for which the Participant receives no compensation (i.e., uncompensated personal leave, leave of absence, etc.).

VIII.     PURCHASE  OF  SHARES
------------------------------

     The Company will maintain on its books a "Plan Account" in the name of each Participant. At the close of each pay period, the amount deducted from the Participant's Base Pay will be credited to the Participant's Plan Account. As of the last day of each Subscription Period, the amount then in the Participant's Plan Account will be divided by the Subscription Price for such Subscription Period and the Participant's Plan Account will be credited with the number of whole and fractional shares which results, subject to the limitations set forth in Section III (c). Shares will be issued in a book entry form with the Company's stock transfer agent. A Participant will receive a statement of account in a timely fashion from the transfer agent following the end of each

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Subscription  Period.  In  the  event  the  number  of shares subscribed for any
Subscription Period exceeds the number of shares available for sale under the Plan for such period, the available shares shall be allocated among the Participants in proportion to their Plan Account balances.

IX.     WITHDRAWAL  FROM  THE  PLAN
------------------------------------

     A Participant may withdraw from the Plan at any time. At the time of withdrawal the amount credited to the Participant's Plan Account will be refunded in cash without interest.

X.     SEPARATION  FROM  EMPLOYMENT
-----------------------------------

     Separation from employment for any reason including death, disability, retirement or termination of employment shall be treated as an automatic withdrawal as set forth in Section IX except that if separation occurs within three months prior to a purchase date, such Participant may continue to participate during that Subscription Period although no further contributions may be made. A transfer among the Company, its parent or its designated subsidiaries shall not be treated as a separation from employment.

XI.     ASSIGNMENT
-------------------

     No Participant may assign his or her subscription or rights to subscribe to any other person and any attempted assignment shall be void.

XII.     AMENDMENT  OR  DISCONTINUANCE  OF  THE  PLAN
-----------------------------------------------------

     The Board shall have the right to amend, modify or terminate the Plan at any time without notice provided that no Participant's existing rights are adversely affected thereby and provided further that without the approval of the holders of a majority of the issued and outstanding shares of Common Stock no such amendment shall increase the total number of shares subject to the Plan, change the formula by which the price at which the shares shall be purchased is determined, change the class of employees eligible to participate in the Plan, or materially increase the benefits accruing to Participants under the Plan.

XIII.     MISCELLANEOUS  PROVISIONS
-----------------------------------

     A.     AMENDMENT,  SUSPENSION  AND  TERMINATION  OF  PLAN:  The  Board  of
            ---------------------------------------------------
            Directors may suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that if shareholder approval is required by federal or state laws or regulations or by rules and regulations of a national securities exchange or the Nasdaq National Market of The Nasdaq Stock
            Market, the amendment will not be effective until such stockholder approval.

     B.     GOVERNMENT  AND  OTHER  REGULATIONS:  The  obligation  of  the
            -------------------------------------
            Company to issue stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

     C.     OTHER  COMPENSATION  PLANS  AND  PROGRAMS:  The  Plan  shall  not be
            -----------------------------------------
            deemed to preclude  the implementation by the Company, Parent or its subsidiaries of other compensation plans or programs which may be in effect from time to time.
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            Participation in this Plan shall not affect an employee's
            Eligibility to participate in any other benefit or incentive plan of the Company, its Parent or its subsidiaries except as provided in such other plan. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company, Parent or its subsidiaries unless specifically provided in such other Plan.

     D.     CONSTRUCTION  OF  PLAN:  The interpretation of the Plan and the
            ----------------------
            application of any rules implemented hereunder shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

     E.     PRONOUNS, SINGULAR AND PLURAL:  The  masculine  may  be  read  as
            --------------------------------

            feminine, the singular as plural, and the plural as singular as necessary to give effect to the Plan.

     F.     LIMITATION  OF  RIGHTS:
            ---------------------

           1. No  Right  to  Continue  as  an  Employee:  Neither  the  Plan,
              -----------------------------------
              nor the granting of a right to participate nor any other action taken pursuant to the Plan, shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue as an employee of the Company for any period of time, or at any particular rate of compensation.

          2.  No Stockholder's  Rights:  A  Participant  shall  have  no
              -------------------------
              rights as a stockholder with respect to the shares issued hereunder until the end of a Subscription Period in which a Participant is enrolled, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such shares are issued.

     G.     STOCKHOLDER  APPROVAL:  The  adoption  of  this  amended  and
            --------------------
            restated  Plan  shall  be  subject  to  stockholder  approval.

     TO RECORD THE AMENDMENT AND RESTATEMENT OF THIS PLAN, THE COMPANY HAS CAUSED ITS AUTHORIZED OFFICERS TO AFFIX THE CORPORATE NAME AND SEAL HERETO THIS 23rd DAY OF APRIL, 2003.

                      HARLEYSVILLE  GROUP  INC.


                      BY:/s/Walter  R.  Bateman,  II
                      --------------------------------------
                      Walter R. Bateman, II, Chairman & CEO


ATTEST:


/s/Roger  A.  Brown
--------------------------
Roger A. Brown, Secretary